EXHIBIT 32.2

CERTIFICATION OF

PRINCIPAL FINANCIAL OFFICER OF

BPW ACQUISITION CORP.

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2008 of BPW Acquisition Corp. (the “Issuer”).

I, Richard J. Jensen, the Principal Financial Officer of the Issuer, certify that to the best of my knowledge:

(i)	the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

March 30, 2009	/s/ RICHARD J. JENSEN
Richard J. Jensen
Principal Financial Officer